SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [X]

Filed by a party other than the Registrant [   ]

Check the appropriate box:

[ ]    Preliminary Proxy Statement
[ ]    Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]    Definitive Proxy Statement
[X]    Definitive Additional Materials
[ ]    Soliciting Material Pursuant toss.240.14a-11(c) orss.240.14a-12

                              TII Industries, Inc.
                              --------------------
                (Name of Registrant as Specified in Its Charter)


    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]      No fee required

[ ]      Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

         1) Title of each class of securities to which transaction applies:

         2)       Aggregate number of securities to which transaction applies:

         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

         4)       Proposed maximum aggregate value of transaction:

         5)       Total fee paid:

[ ]      Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1)       Amount Previously Paid:

         2)       Form, Schedule or Registration Statement No.:

         3)       Filing Party:

         4)       Date Filed:

                                [On letterhead of
                        COMPUTERSHARE INVESTOR SERVICES]



                                                               November 16, 2000


To Holders of Record of Common Stock
                  of
TII Industries, Inc. on October 13, 2000:

         On  November  6,  2000,  we  mailed  to  stockholders  of record of TII
Industries, Inc. (the "Company") on October 13, 2000 ("Record Holders") materials to enable those stockholders to vote by proxy at the Annual Meeting of Stockholders of the Company to be held on December 6, 2000 (the "Annual Meeting").

         It has come to our attention that we may have inadvertently forwarded to some Record Holders a proxy statement other than the Company's proxy statement, together with the Company's Annual Report and proxy card for voting at the Annual Meeting. All stockholders received the Company's Annual Report. This will not affect stockholders whose shares are held in "street name" by brokers, banks and nominees since the correct proxy materials were distributed to those persons in another manner.

         Since we are unable to determine which Record Holders may have received the wrong materials, the Company has asked us to mail to you, as a Record Holder, the enclosed proxy statement and another (but blue) proxy card with
respect to the Annual Meeting.                             ----

         All proxies previously submitted by Record Holders will not be counted.

                             YOUR VOTE IS IMPORTANT.

         WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED BLUE PROXY CARD AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES. NO POSTAGE NEED BE AFFIXED IF MAILED IN THE ENCLOSED ENVELOPE IN THE UNITED STATES.

         WE APOLOGIZE FOR THE ERROR WE MADE WHICH WAS NOT IN ANY WAY THE FAULT OF TII INDUSTRIES, INC.

                                                 Very truly yours,



                                                 COMPUTERSHARE INVESTOR SERVICES